UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SAFETY SHOT, INC.,

Plaintiff,

v.

CAPYBARA RESEARCH, IGOR APPELBOOM, and ACCRETIVE CAPITAL LLC d/b/a BENZINGA,

Defendants.

CIVIL ACTION NO. ______________

COMPLAINT

Plaintiff Safety Shot, Inc. ("SHOT" or "Plaintiff"), by and through their undersigned counsel, respectfully states as follows for its Complaint against Defendants Capybara Research ("Capybara Research" or "Capybara"), Igor Appelboom ("Appelboom," together with Capybara Research, the "Capybara Defendants") and Accretive Capital LLC d/b/a Benzinga ("Benzinga," together with the Capybara Defendants, "Defendants").

THE PARTIES

1. Plaintiff Safety Shot, Inc. is a Delaware corporation with its principal place of business and headquarters located at 1061 E. Indiantown Road, Suite 110, Jupiter, Florida 33477.

2. Defendant Capybara Research is a short selling research firm with an unknown principal place of business.

3. Defendant Igor Appelboom is an individual who resides in the country of Brazil at Av Antonio Gil Veloso 2232, Es, Vila Velha, Brazil 29101-738.

4. Appelboom is the owner and operator of Capybara Research and the author and publisher of the Capybara Research Report.

5. Defendant Accretive Capital LLC d/b/a Benzinga owns and operates a financial news website.[1] Benzinga is headquartered in Detroit, Michigan at One Campus Martius, Suite 200, Detroit, Michigan 48226.

JURISDICTION AND VENUE

6. This Court has subject matter jurisdiction over this case pursuant to 28 U.S.C. § 1331 because Plaintiff is asserting a claim under the Securities Exchange Act of 1934.

7. This Court has supplemental jurisdiction over Plaintiff's state law claim for tortious interference with prospective business expectancy pursuant to 28 U.S.C. § 1367, as the claims arise out of the same "common nucleus of operative facts" as Plaintiff's claim under the Securities Exchange Act of 1934.

8. This Court has personal jurisdiction over the out-of-state Defendant Benzinga pursuant to CPLR § 302(a)(3)(ii) because: (i) outside of the State of New York, Benzinga tortiously interfered with SHOT's business expectancy causing financial damages to Plaintiff in the State of New York; (ii) Benzinga reasonably should have expected its tortious acts would cause Plaintiff to suffer financial and reputational consequences; and (iii) Benzinga derives substantial revenue through interstate channels by providing services through its website to securities investors within the State of New York, including the authoring and publishing of articles related to companies publicly traded on the New York Stock Exchange, NASDAQ Stock Market and Over-The-Counter Markets.

9. Venue is proper in this Court under 28 U.S.C. § 1391(b)(2) because a substantial part of the events giving rise to the claims occurred in this District.

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[1] The URL for Benzinga's website is https://www.benzinga.com/.

FACTUAL BACKGROUND

10. Safety Shot is a publicly traded corporation incorporated in Delaware and headquartered in Florida. Safety Shot's stock can be purchased and sold on the NASDAQ Stock Market, a stock exchange based in New York City, New York, under the ticker symbol SHOT.

11. Capybara is a "short selling research firm" which writes, and subsequently self-publishes, articles referred to as "short seller reports" on its website (the "Capybara Website").[2]

12. The Capybara Defendants also operate a Twitter account under the handle "@CapybaraShort" (the "Capybara Short Account"). The Capybara Short Account was created in July 2023. *See* **Exhibit 1**.

13. The Capybara Defendants operate both the Capybara Website and Capybara Short Account anonymously and have concealed their identity while making their public communications.

14. On November 22, 2023, the Capybara Defendants posted to Twitter a link to a "short report" on their website titled *Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins* (the "Capybara Report" or "Report"). *See* **Exhibit 2**.

15. In the Capybara Report, Capybara Research admits that it *"hold[s] a short position in shares of $SHOT." Id* at 2.

16. As of December 4, 2023, Capybara's tweet has been viewed by the general public no less than 46,800 times. *See* **Exhibit 3**.

17. On November 22, 2023, Plaintiff issued a press release in response to the Capybara Report (the "Response"). *See* **Exhibit 4.**

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[2] The URL of the Capybara Website is https://www.capybararesearch.com/.

18. In its Response, SHOT states the Capybara Report is a "malicious defamatory, inaccurate article[] about Safety Shot and its management" and is "a willful attempt to scare SHOT investors out of their positions in hopes of getting them to sell their shares so they can then buy at a lower cost to cover their disclosed short position."

19. Further, Capybara posted a subsequent tweet indicating it intends to continue authoring and publishing additional articles and tweets directed toward SHOT with the intent to further impact the market price of SHOT common stock and cause additional damage to SHOT's public perception and reputation. *See* **Exhibit 5**.

A Separate Lawsuit Was Recently Filed in This District Against The Capybara Defendants

20. On October 19, 2023, a separate lawsuit was filed in this District by FingerMotion, Inc.[3] ("FingerMotion") against the Capybara Defendants alleging claims for securities fraud, tortious interference with prospective business expectancy and defamation against the Capybara Defendants.[4]

21. On October 31, 2023, FingerMotion filed an *ex parte* motion for permission to serve the defendants via Electronic Mail pursuant to Fed. R. Civ. P. 4(e)(1) and New York's CPLR § 308(5). *See* **Exhibit 6**.

22. On November 6, 2023, the Court entered an Order granting FingerMotion's motion in part, permitting FingerMotion to serve Capybara Research via email. *See* **Exhibit 7**. ("With respect to Capybara Research, the Court is satisfied with Plaintiff's showings that other means of service are impracticable and that its proposed service via email comports with due process").

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[3] FingerMotion is also represented by The Basile Law Firm, P.C. in its action against the Capybara Defendants.

[4] *See FingerMotion, Inc. v. Capybara Research et. al.*, Case No. 23-cv-09212-JPC, at *1 (S.D.N.Y. Oct. 19, 2023), ECF 1.

23. On November 16, 2023, FingerMotion filed a motion for alternative service on Appelboom via email pursuant to Fed. R. Civ. P. 4(f)(3) in which FingerMotion indisputably connects Appelboom to Capybara Research. *See* **Exhibit 8**.

The Individual Behind Capybara Research and the Capybara Report

24. In its filings, FingerMotion identified Appelboom as the individual who registered the Capybara Website using the email address igorappelboom@gmail.com.

25. Appelboom owns and operates a Twitter account under the handle "@igorappelboom" to which Appelboom writes about his short selling of various stocks ("Appelboom Account"). *See* **Exhibit 9**.

26. The content Appelboom posts on the Appelboom Account is of identical subject matter to the content posted on the Capybara Account and contained in the Capybara Report—the *short selling* of the stock of publicly traded companies.

27. Pursuant to Exhibit 3 of FingerMotion's motion for alternative service, on and before November 16, 2023, the Google profile for Appelboom's email address, which registered the Capybara Website, showed a profile picture which was ***identical*** to the profile picture of the Appelboom Account[5]. *See* **Exhibit 10** at 1-2.

28. Subsequent to the filing of FingerMotion's motion for alternative service on Appelboom, and likely in response to avoid the arguments and allegations contained therein, Appelboom changed the banner image of his Twitter account to be of the Burj Al Arab hotel in Dubai, UAE and removed the profile picture from his Google profile. *See FingerMotion*, Case No. 23-cv-09212-JPC, ECF 16-3; ECF 16-4; *compare* **Exhibit 10** at 1-2 *with* **Exhibit 10** at 3-4.

[5] Along with the profile picture, the banner image associated with the Appelboom Account was previously of the Christ the Redeemer statue located in Rio de Janeiro, Brazil. *See* **Exhibit 10** at 3; *see also FingerMotion*, Case No. 23-cv-09212-JPC, ECF 16-3.

29. In analyzing the information contained in the filings of FingerMotion in its lawsuit against the Capybara Defendants identifying the email address associated with the registration of the Capybara Website domain (the website publicly associated with the Capybara Account), the name, Twitter handle, previous banner image and subject matter of the posts of the Appelboom Account, and the previously identical profile pictures for both Appelboom's email address' Google profile and the Appelboom Account, Plaintiff is certain that both the Appelboom and Capybara Accounts are owned and operated by Appelboom. As such, Plaintiff believes the Capybara Report was indeed authored and published by Appelboom.

30. As such, Plaintiff reasonably believes the Capybara Report was authored and published by Appelboom.

The Capybara Report

31. The Capybara Report is filled with inaccuracies and misinformation intended to mislead investors and shareholders.

32. The Capybara Report focuses on SHOT's history, management, business practices, and explicitly states that SHOT engages in deceitful and erratic business practices.

33. First, the Capybara Report states that SHOT engages in "heavy promotion to attract naive investors," and hires promoters whose practices include "creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks.

34. Second, the Capybara Report states SHOT's acquisition of SRM Entertainment from Vinco Ventures, Inc. ("Vinco Ventures") "raises concerns about its strategic vision and commitment to shareholders." The Capybara Report baselessly suggests with no evidence that because Vinco Ventures is "entangled in lawsuits," "[i]t is clear that the specialty of Safety Shot's management is in reducing shareholder value."

35. Third, the Capybara Report alleges that stock dilution is inevitable as SHOT's current value on the stock market is questionable, as SHOT's products are "marred by fraud concerns," and that SHOT's "valuation appears inflated, and thus we believe dilution is to come."

Benzinga Facilitates Further Dissemination of the Capybara Report

36. On November 22, 2023, Benzinga also posted an article on its website entitled "*Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins*" which spread the defamatory Capybara Report to Benzinga subscribers and users of various brokerage services, such as TD Ameritrade. *See* **Exhibit 11**.

37. The article contained a link to the Capybara Report on the Capybara Website, indicating the author's intent for readers to click the link to read the content of the defamatory Capybara Report.

38. Benzinga's article sparked fervent online discussion, as well as additional discussion of the Capybara Report, on Twitter, facilitating further dissemination of the defamatory Capybara Report and causing additional interference with Plaintiff's prospective business expectancy and share value.

39. To date, the article published by Benzinga remains unretracted on its website and is available for any Benzinga subscriber to view.[6]

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[6] Benzinga News Desk, *Watching Safety Shot, Inc; Capybara Research Issues Short Report On Co Titled "Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling The Fraud Behind The Drink And Its Dubious Origins*, Benzinga (Nov. 22, 2023), available at https://www.benzinga.com/news/23/11/35917152/watching-safety-shot-inc-capybara-research-issues-short-report-on-co-titled-safety-shot-exposed-shot (last accessed December 4, 2023).

Safety Shot, Inc.'s Promotional Practices

40. The Capybara Report alleges that "Safety Shot's promotional practices align with our concerns surrounding companies that heavily market their stocks to lure in investors who might not have the full picture." *See* **Exhibit 2**.

41. The Capybara Report proceeds to allege that "Safety Shot employs 3rd parties like https://www.secretalerts.com/shot, leveraging mass spam through emails, text messages, group chats etc." *See id.*

42. While SHOT does engage in the employment of third parties for advertising and promoting its business, none of SHOT's promotions utilize mass spam through emails, text messages, and/or group chats, as the Capybara Report suggests.

43. Next, the Capybara Report proceeds to state that SHOT has paid for promotions from SNN, Inc, otherwise known as Planet MicroCap, and exclaims that Planet MicroCap is a "notorious promoter of stock frauds." *See id.*

44. The Capybara Report does not explain how SNN, Inc., or Planet MicroCap, are "notorious promoter[s] of stock frauds."

45. Upon information and belief, the Capybara Report stated that SNN, Inc., or Planet MicroCap, are promoters of stock fraud to convince readers that SHOT engages in business with ethically questionable third parties, which is inappropriate and misleads the public.

46. Further, the Capybara Report unambiguously claims that SHOT's "approach involves creating hype around the stock, enticing individuals to invest without a comprehensive understanding of the underlying fundamentals or potential risks." *See id.*

47. Indeed, SHOT, like every other public company, generates hype around its stock, but does not entice individuals to invest without a comprehensive understanding of fundamentals and risks, as the Capybara Report suggests.

48. Being a public company, SHOT publicly files its quarterly and annual reports with the Securities and Exchange Commission.

49. The reports are available to the public and contain SHOT's financial reports, risks, analysis, and ongoing litigation for investors and potential investors to read, understand, and appreciate.

Safety Shot, Inc.'s Business Dealings

50. The Capybara Report states that "SRM was acquired from Vinco Ventures (BBIG) which raises red flags about the companies Safety Shot chooses to do business with." *See* **Exhibit 2** at 16.

51. The Capybara Report proceeds to state that "Vinco Ventures, formerly listed on Nasdaq under the symbol BBIG, underwent a sudden delisting on July 28th, without any prior notice to public shareholders. This abrupt delisting likely followed multiple unanswered delisting notices, reflecting a lack of transparency and responsiveness." *See id.*

52. The Capybara Report then states that "[t]he company [Vinco Ventures] is now entangled in lawsuits, and within a day of delisting to the OTC marketplace, BBIG experienced a downgrade to the expert market, where it recently traded at $0.0003, for all intents and purposes it is $0."

53. That Vinco Ventures sold its wholly owned subsidiary, SRM Entertainment, Ltd. ("SRM Entertainment") to Jupiter Wellness, Inc. more than three years ago on November 30, 2020 is of no relevance.

54. A cursory review of SRM Entertainment's website reveals that not a single officer or director of Vinco Ventures—past or present—is an SRM Entertainment director, manager, or executive.

55. Likewise, SHOT's website and SEC filings reveal that not a single officer or director of Vinco Ventures—past or present—is a director, manager, or executive of SHOT.

56. Neither SRM Entertainment nor SHOT have been implicated in any lawsuit involving Vinco Ventures or its personnel, nor is there a modicum of evidence demonstrating that SRM Entertainment or SHOT had anything to do with the Vinco Ventures delisting.

57. Upon information and belief, the Capybara Defendants knew that SRM Entertainment and SHOT had no association with any lawsuit involving Vinco Ventures or the company's delisting, and their statements suggesting otherwise were fraudulent misrepresentations made in an attempt to discredit SHOT.

Safety Shot, Inc.'s Valuation and Effect on Dilution

58. The Capybara Report accurately states that SHOT's market capitalization on November 21, 2023, the day before the Capybara Report was published, was over $180,000,000.00. *See* **Exhibit 2** at 18.

59. The Capybara Report then proceeds to unambiguously state that SHOT's "valuation appears inflated, and thus we believe dilution is to come." *Id.*

60. The Capybara Report claims that SHOT's valuation is "inflated" based on SHOT's history having a "notable pattern of dilution" involving two convertible notes and two offerings. *Id.*

61. Even though SHOT has experienced episodes of mild dilution as a result of conversions on promissory notes, it is not indicative that SHOT's current market capitalization is "inflated." *Id.*

62. The Capybara Report proceeds to claim that SHOT has "over 9 million warrants awaiting exercise, notes that haven't been paid off, the company appears positioned for additional dilution." *See id.*

63. Generally, the issuance of additional SHOT common stock does not necessarily mean that SHOT stock dilution is inevitable, nor does it mean that it will have a negative impact on the value of SHOT's stock, as the Capybara Report suggests.

64. The Capybara Report also cites to the Earn-Out Period disclosed in SHOT's 8-K, which expressly states that "in the event that during the Earn-Out Period, the Company receives cash proceeds of at least $11,000,000.00 from exercises of the Company's $1.00 Warrants at an exercise price of $1.00 per Common Share ('Milestone 1'), the Company shall pay to the Seller $2,500,000 payable in cash." *See id.*

65. The Capybara Report claims that the Earn-Out Period would cause an incentive for lenders to exercise their warrants and cause SHOT stock dilution.

66. First, the Earn-Out Period merely provides additional cash to sellers who chose to exercise their warrants during this period, which does not cause dilution to SHOT as additional cash is an asset, and is not SHOT common stock.

67. Second, while SHOT is incentivizing sellers to exercise their warrants during the Earn-Out Period, the incentive is contingent on SHOT earning $11,000,000.00.

68. The Earn-Out Period contingency for the incentive is masterfully crafted by SHOT, because if the contingent condition is met and SHOT does receive $11,000,000.00, any exercises

that may occur will be offset by the cash and new working capital generated from the $11,000,000.00, as the cash will be used to fund SHOT's business plans, which would raise the value of SHOT's common stock.

The Effect of the Capybara Report on Safety Shot, Inc.'s Market Value

69. Exactly one week before the Capybara Report was released, on Wednesday, November 15, 2023, SHOT's share price increased from $2.28 per share to $3.18 per share at the close of the market on Friday, November 17, 2023. On Monday, November 20, 2023, SHOT's share price continued to rise from $3.18 to $4.29 per share, and on Tuesday, November 21, 2023, SHOT's share price rose even further from $4.29 to 4.79 per share. *See* **Exhibit 12**.

70. On November 22, 2023, the date Capybara released the Capybara Report, SHOT opened with a market price of $5.67 per share and closed with a market price of $3.57 per share, a staggering **37.03% decrease**. *Id.*

71. SHOT has 41.42 million shares outstanding.[7] As a result of the drop in market price, on November 22, 2023 the market capitalization[8] of SHOT dropped from $234,851,400[9] to $147,869,500,[10] a difference of **$86,982,000**. To date, SHOT stock has not traded at the same value that the stock opened at on November 22, 2023, $5.67 per share.[11] By extension, to date

[7] *See* Yahoo Finance, Safety Shot, Inc. Share Statistics (last accessed December 4, 2023), https://finance.yahoo.com/quote/SHOT/key-statistics?p=SHOT.

[8] Market capitalization refers to the total dollar market value of a company's outstanding shares of stock or what the public market determines a company is worth.

[9] Market Capitalization = (Outstanding Shares * Market Price) = (41,420,000*$5.67) = $234,851,400.

[10] Market Capitalization = (Outstanding Shares * Market Price) = (41,420,000*$3.57) = $147,869,400.

[11] According to Yahoo Finance's Historical Data, SHOT's market price was $4.26 per share at the close of the trading day on November 30, 2023. *See* Yahoo Finance, Safety Shot, Inc. Historical Data (last accessed December 4, 2023), https://finance.yahoo.com/quote/SHOT/history?p=SHOT.

SHOT's market capitalization has also not recovered to the same value it had prior to the release of the Capybara Report.

72. Further, as a result of the Capybara Report, short volume in SHOT rose significantly. On November 13, 2023, exactly one week before the Capybara Report was released, the short volume was approximately 760,090 shares shorted. On November 22, 2023, the short volume was approximately 21,407,347 shares shorted, more than **28.16** times the amount shorted a week earlier.[12]

The Capybara Report Interfered with SHOT's Natural Business Expectations

73. SHOT expected and anticipated natural volatility in the market value of its common shares on November 22, 2023, the date that the Capybara Report was published and made available online to the public.

74. SHOT never expected the market value of its common stock to decline by **$2.10 per share** on November 22, 2023, as a result of the release of the Capybara Report.

75. SHOT, and its shareholders, expected only legitimate and natural market forces to impact the value of SHOT's stock.

76. The Capybara Report was an external, non-natural force that impacted the market value of SHOT.

77. SHOT did not anticipate the Capybara Report to be released, and certainly did not anticipate the Capybara Report containing falsities, half-truths, and misleading statements that would negatively impact the value of SHOT common stock and prospective business relations.

78. Upon information and belief, Capybara knew that the Capybara Report would result in the decline in market value of SHOT common stock.

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[12] Information gathered from FINRA, *Daily Short Sale Volume Files* (last accessed December 4, 2023), https://www.finra.org/finra-data/browse-catalog/short-sale-volume-data.

79. Upon information and belief, it was foreseeable to Capybara that the Capybara Report would result in a decrease in market value of SHOT common stock.

80. Upon information and belief, Capybara knew that the Capybara Report would harm SHOT's reputation, and therefore, negatively impact SHOT's prospective business relations.

81. But for the Capybara Report, the market value of SHOT's common stock would not have aggressively declined on and after November 22, 2023.

82. Additionally, but for the Capybara Report, the daily short volume of SHOT common stock would not have been as substantial.

FIRST CAUSE OF ACTION

Securities Fraud Against the Capybara Defendants

83. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein.

84. "It shall be unlawful for any person, directly or indirectly, by the use of the mails or any means or instrumentality of interstate commerce, or of any facility of any national securities exchange, or for any member of a national securities exchange to effect, alone or with one or more other persons, a manipulative short sale of any security." 15 U.S.C. § 78i(d).

85. "It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange—[t]o effect a short sale, or to use or employ any stop-loss order in connection with the purchase or sale, of any security other than a government security, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors." 15 U.S.C. § 78j(a)(1).

86. The Capybara Defendants made public communications in an effort to manipulate the general investing public into selling their SHOT shares or into opening short positions in order

to capitalize on a drop in share price. This is confirmed by a disclosure in the Capybara Report which states "*[w]e hold a short position in shares of $SHOT….*" *See* **Exhibit 2** at 2.

87. The Capybara Defendants acted intentionally to drive down the stock price of SHOT in a manipulative fashion. Because it held a short position, the Capybara Defendants would financially benefit from a decline in SHOT's stock price.

88. The foregoing facts give rise to a strong inference that the Capybara Defendants acted with intentionality and recklessness as to how their public communication and the Capybara Report would spread across social media and motivate investors to react by creating short selling downward pressure on SHOT's market price. SHOT's market price has not rebounded to pre-November 22, 2023 levels as the short selling of SHOT stock has increased dramatically. These short sales are directly caused by the Capybara Report.

89. Plaintiff's share value, business opportunities and shareholders' long positions in an efficient market relied on to be free of manipulation were artificially manipulated to Plaintiff's detriment, thereby causing Plaintiff damages in an amount to be proven at trial.

90. As a result, Plaintiff is further entitled to an award of attorney's fees and costs pursuant to 15 U.S.C. § 78u-4(c), to the extent the Capybara Defendants interpose defenses in violation of Fed. R. Civ. P. 11(b).

SECOND CAUSE OF ACTION

Tortious Interference with Prospective Business Expectancy
Against the Capybara Defendants and Benzinga

91. Plaintiff repeats, reiterates, and re-alleges each and every allegation of the paragraphs as though fully set forth herein.

92. Plaintiff had and has a valid business expectation that its common stock will only be subject to normal, marketplace, and general business risks of investment.

93. The Capybara Defendants' conduct was wrongful, because it involved illegal stock market manipulation in violation of federal securities laws quoted above.

94. The Capybara Defendants knew that holders of the stock in SHOT, including the Plaintiff, had an expectation that pure market forces, not false and manipulative public statements, would impact the value of their investments and equity in SHOT.

95. The Capybara Defendants intentionally and directly caused investors to make a flurry and deluge of short selling trades, putting down pressure on the SHOT stock price.

96. The Capybara Defendants' conduct disrupted the Plaintiff's expectations of only legitimate market forces impacting the value of its stock.

97. Benzinga's supplementary dissemination of the Capybara Report caused additional third-parties, including investors, to view and short SHOT common stock, directly causing additional downward pressure on SHOT's share price.

98. Plaintiff had a valid business expectation that it would be able to sell its shares of SHOT stock at a higher price or would be able to realize an increased market price.

99. Plaintiff suffered damages as a result of the tortious interference in its business expectancy as a result of the actions of Defendants.

100. Accordingly, Plaintiff is entitled to damages in an amount to be determined at trial.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff seeks a Verdict and Judgment against Defendants as follows:

A. Awarding Plaintiff compensatory, special, incidental and punitive damages, in an amount to be determined at trial, plus post-judgment interest at the legal rate from the date of the verdict until paid in full;

B. Awarding attorneys' fees and costs to the extent available under 15 U.S.C. § 78u-4(c), together with post-judgment interest at the legal rate from the date of judgment until paid in full;

C. Issuing an order directing the Capybara Research to publicly retract the Capybara Report in writing;

D. Issuing an injunction preventing the Capybara Defendants from communicating about SHOT on any social media website or posting articles about SHOT on its website, except for a public written retraction of the Capybara Report;

E. Issuing an order directing Benzinga to remove and publicly retract its November 22, 2023 article republishing the Capybara Report, in writing; and

F. Awarding such other just and/or equitable relief as this Court deems necessary.

DATED: December 8, 2023

Respectfully submitted,

THE BASILE LAW FIRM P.C.

/s/ Eric Benzenberg
Eric J. Benzenberg, Esq.
Mark R. Basile, Esq.
390 N. Broadway, Ste. 140
Jericho, NY 11753
Tel.: (516) 455-1500
Fax: (631) 498-0748
Email: eric@thebasilelawfirm.com
mark@thebasilelawfirm.com

Attorneys for Plaintiff Safety Shot, Inc.

Exhibit 1